- -----------------------------------------------------------------------------


                                AMERIKING, INC.


                    -------------------------------------


                             AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


                    -------------------------------------


                           Dated as of June __, 1996


- -----------------------------------------------------------------------------

                            STOCKHOLDERS AGREEMENT
                            ----------------------

         STOCKHOLDERS AGREEMENT, dated as of June __, 1996, is made by and among AmeriKing, Inc., a Delaware corporation (the "Company"), National Restaurant Enterprises, Inc., a Delaware corporation ("NRE"), The First National Bank of Boston, a national banking association, BancBoston Investments Inc., MCIT PLC, a corporation organized under the laws of England, the Jordan Investors, the Management Stockholders, the Jaro Investors and the Osborn Investors (each as defined in the Stockholders Agreement, dated as of September 1, 1994, as amended by the Consent and Amendment No. 1 to Stockholders Agreement, dated as of November 30, 1994 and Waiver and Amendment No. 2 to Stockholders Agreement, dated as of February 7, 1996 (as so amended, the "Original Stockholders Agreement"), between the Company and certain of the parties hereto.

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, concurrent with the date hereof, the Company is consummating an initial public offering of its Common Stock; and

         WHEREAS, the parties to the Original Stockholders Agreement desire
(i) to waive certain rights granted to them under the original Stockholders Agreement and (ii) to make certain amendments to the Original Stockholders Agreement, as set forth below.

         WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of capital stock of the Company, including issued and outstanding shares of Common Stock that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                              Certain Definitions
                              -------------------

         As used in this Agreement, the following terms shall have the following respective meanings:

         Affiliate shall mean with respect to any Person, (a) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above, or with respect to any Stockholder, the Company; provided, that any Affiliate of a corporation shall be deemed an Affiliate of such corporation's stockholders. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 5% of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         Agreement shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         Bank of Boston shall mean The First National Bank of Boston, a national banking association and any Permitted Transferee.

         Bank of Boston shall mean The First National Bank of Boston, a national banking association, FNBB Affiliate, and any of their respective Permitted Transferees.

         BKC means Burger King Corporation, a Florida corporation.

         BKC Regulations means the rules, regulations and requirements, policies and procedures of BK as in effect from time to time, relating to the Company and its subsidiaries, including but not limited to those set forth in the Franchise Agreements, the BKC Franchise Offering Circular (October 1995) or other agreements between the Company and/or its subsidiaries, on the one hand, and BKC, on the other hand.

         Board of Directors shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the By-laws and applicable law and duly authorized to make the relevant determination or take the relevant action. To the extent that the Board of Directors is required under this Agreement to authorize or approve, or make a determination in respect of a transaction between the Company, on the one hand, and a Stockholder, and/or a Stockholder's Affiliates, on the other hand, the Board of Directors shall be deemed to exclude such Stockholder, any of its Affiliates, and any of the directors, officers, employees, agents or representatives of such Stockholder and/or its Affiliates, who are members of the Board of Directors.

         By-Laws shall mean the By-Laws of the Company as amended and in effect on the date hereof, substantially in the form of

Exhibit A hereto, and as hereafter further amended or restated in accordance with the terms hereof and pursuant to applicable law.

         Certificate of Incorporation shall mean the Certificate of Incorporation of the Company as in effect on the date hereof, substantially in the form of Exhibit B hereto, and as hereafter from time to time amended, restated, modified or supplemented in accordance with the terms hereof and pursuant to applicable law.

         Closing Date shall mean the date of the closing of the Company's initial public offering.

         Commission shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

         Common Stock shall mean the Common Stock, the Non-Voting Common Stock, and shall include unless otherwise noted, the Warrant Stock.

         Consolidated Total Capitalization shall mean consolidated total stockholders' equity plus consolidated total long-term debt of the Company and its Subsidiaries.

         Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar Federal statute.

         Executive and Advisors Subscription Agreement shall mean the Executive and Advisors Subscription Agreement, dated as of September 1, 1994, by and among the investors listed on the signature pages thereto and the Company.

         FNBB Affiliate shall mean BancBoston Investments Inc.

         Franchise Agreements shall mean the franchise agreements in effect from time to time between NRE and its subsidiaries on the one hand, and BKC on the other hand.

         GAAP shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

         Indebtedness shall mean with respect to any Person any obligation of such Person for borrowed money, but in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business,
(ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, without duplication (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by liens, (iv) Capitalized Leases, and (v) all guarantees of such Person; provided, that the terms liens, Capitalized Lease as used herein are as defined in the Revolving Credit and Term Loan Agreement as in effect on the date hereof.

         Initial Public Offering shall mean the initial public offer and sale of Common Stock of the Company, pursuant to a registration statement filed and declared effective under the Securities Act.

         Institutional Lender shall mean any bank, savings and loan association, insurance company, or other institutional lender.

         Intercompany Agreements shall mean the Intercompany Consulting Agreement dated September 1, 1994 between the Company and NRE; and the Tax Allocation Agreement dated September 1, 1994 between the Company and NRE all in substantially the forms attached hereto as Exhibit I.

         Jaro Investors shall mean Lawrence Jaro, the Persons so listed on the Stockholder Schedule and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

         Jaro Purchase Agreement shall have the meaning specified in the Original Stockholders Agreement.

         JII Partners means JII Partners, an Illinois partnership.

         Jordan Investors shall mean JZCC, MCIT and the Persons listed on the Schedule of Jordan Investors including the signatories to the Jordan Investor Subscription Agreement, the Executive and Advisors Subscription Agreement and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

         Jordan Investors Subscription Agreement shall mean the Jordan Investors Subscription Agreement between certain Jordan Investors and the Company, dated as of September 1, 1994.

         Jordan Party shall have the meaning given to it in the MCIT Purchase Agreement.

         JZCC shall mean the Jordan/Zalaznick Capital Company, a New York general partnership.

         Letter Agreement shall mean the letter agreement dated September 1, 1994 by and among MCIT and the Jordan Investors and attached as Exhibit I to the MCIT Purchase Agreement.

         Management Agreement shall mean the [Amended and Restated] Management Consulting Agreement dated as of the Closing Date between TJC Management Corporation and the Company, substantially in the form of Exhibit C hereto, as such agreement may from time to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

         Management Investors shall mean any officer or managerial employee of the Company or any of its Subsidiaries who hereafter acquires any shares of Common Stock from the Company, and any Permitted Transferee of any of such Persons who becomes a Stockholder in accordance with the terms hereof.

         Management Stockholders shall mean Lawrence Jaro, William Osborn, Gary Hubert and Joel Aaseby.

         Management Subscription Agreement shall mean the Management Subscription Agreement dated as of September 1, 1994 between the Company and each Management Investor, Jaro Investor and Osborn Investor, as the case may be, as such agreement may from time to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

         Managing Underwriter shall have the meaning specified in Section
6.1(f).

         MCIT shall mean MCIT plc, a corporation organized under the laws of the United Kingdom.

         MCIT Purchase Agreement shall mean the Amended and Restated Purchase Agreement, dated as of February 7, 1996, between the Company and MCIT, as amended or supplemented from time to time.

         Non-Voting Common Stock shall mean the Non-Voting Common Stock, par value $0.01 per share, of the Company.

         Notice of Exercise shall have the meaning specified in Section
5.1(b).

         Notice of Intention shall have the meaning specified in Section
5.1(a).

         Offered Shares shall have the meaning specified in Section 5.1.

         Osborn Investors shall mean William Osborn, the Persons so listed on the Stockholder Schedule and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

         Owner shall refer to each of Lawrence Jaro, William Osborn and Gary Hubert and any other person who is designated an owner pursuant to applicable BKC regulations.

         Permitted Transferee shall mean, (i) Jordan Investor, the Bank of Boston, or any Management Investor and (ii) those Persons to whom Transfers of Common Stock are permitted to be made by them pursuant to Section 4.2 and
Article V hereof.

         Person shall mean an individual or a corporation, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

         Public Offering shall mean a public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

         Purchase and Sale Agreement shall mean the Purchase and Sale Agreement, dated September 1, 1994 by and among the Company, NRE and BKC.

         Registration Expenses shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Article VI hereof, including, without limitation, all Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and one firm of counsel (other than house counsel) retained by the Bank of Boston if holding Registrable Securities being registered and one firm of counsel (other than house counsel) retained by the Jordan Investors holding Registrable Securities being registered, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

         Registrable Securities shall mean:

         (a) all shares of Common Stock and Non-Voting Common Stock outstanding on the date hereof, and all shares of Common Stock issued or issuable upon (x) the conversion or exchange of outstanding shares of Non-Voting Common Stock in accordance with the applicable provisions of the Certificate of Incorporation or this Agreement, or (y) the conversion or exchange of the Warrant Stock; provided, however, that no holder of shares of Non-Voting Common Stock shall have any registration rights hereunder with respect to any shares of Non-Voting Common Stock, but only with respect to shares of Common Stock into which such shares of NonVoting Common Stock shall be so exchanged or converted in connection with an effective registration and sale under the Securities Act of such shares of Common Stock; and, solely for purposes of Article [VI] of this Agreement, each holder of shares of Non-Voting Common Stock and each holder of Warrants to purchase shares of Non-Voting Common Stock which are to be converted into shares of Common Stock to be sold in connection with such a registration shall be deemed to be the holder of the shares of Common Stock into which such shares of Non-Voting Common Stock shall be convertible; and

         (b) any shares of capital stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

         As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

         Requesting Holder shall have the meaning specified in Section 6.5.

         Revolving Credit and Term Loan Agreement shall mean the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the Closing Date, as amended or supplemented from time to time, by and among the Company, NRE and the Bank of Boston and such other Banks as may become party to the agreement.

         Securities shall mean (i) any capital stock of the Company and (ii) any instrument evidencing indebtedness of the Company or NRE to the Jaro Investors or the Osborn Investors.

         Securities Act shall mean, as of any date, the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute and the rules and regulations thereunder.

         Securities Purchase Agreement shall mean the Securities Purchase Agreement dated as of November 30, 1994, between the Company and FNBB Affiliate.

         Selling Investors shall have the meaning specified in Section 5.9.

         Selling Stockholder shall have the meaning specified in Section
5.1(a).

         Stock shall mean the Common Stock.

         Stockholder shall mean any of the Jordan Investors, MCIT, The Bank of Boston, FNBB Affiliate, the Management Investors, the Jaro Investors, the Osborn Investors, holders of the Company's capital stock issued pursuant to the Stock Option Agreement to any Permitted Transferee of any such Person who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

         Stock Option Agreements shall mean the Stock Option Agreements, dated as of September 1, 1994, between each of Scott Vasatka and Don Stauursky and the Company, as amended hereto.

         Stock Option Plans shall mean the stock option plans in substantially the form attached as Exhibit G hereto.

         Subsidiary shall mean as to any Person a corporation of which outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

         Transaction Documents shall mean this Agreement, each of the agreements that are exhibits hereto and thereto, and all agreements, instruments and documents contemplated thereby.

         Underwritten Offering shall have the meaning given to it in Section 6.1(b).

         Voting Stock shall mean capital stock of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

         Voting Stockholder shall mean a Stockholder who holds Voting Stock or retains, by proxy or otherwise, the power to vote Voting Stock.

         Warrant Stock shall mean and include all shares of common stock issued or issuable pursuant to the Warrants and all references in this Agreement to outstanding Common Stock shall be deemed to include all Warrant Stock whether or not issued and outstanding.

         Warrants shall mean the Warrant, initially exercisable to purchase shares of Non-Voting Common Stock as set forth in the Stockholder Schedule hereto, issued to the Bank of Boston or its designee pursuant to the Revolving Credit and Term Loan Agreement, as such Warrants may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.


                                  ARTICLE II

                                  Management
                                  ----------

         Section 2.1  Conduct of Business.
                      -------------------

         (a) The parties hereto confirm that it is their intention that the business and affairs of the Company shall be managed by its Board of Directors in the best interests of the Company and its Subsidiaries taken as a whole. In furtherance of the foregoing, the parties hereto agree that, after the date hereof, except in the case of the transactions expressly contemplated by the Transaction Documents, neither they, any of their Affiliates nor any Affiliates of the Company will enter into any written or oral contract, agreement or other arrangement to engage in business or enter into any transaction, or will engage in business or enter into any transaction, with the Company or any of its Subsidiaries unless the terms and provisions of such contract, agreement or other arrangement or the terms on which such business or transaction is conducted, as the case may be, are fair to the Company or such Subsidiary and are substantially equivalent to terms that would have been obtained in an arm's- length relationship other than as required in connection with the execution, performance and delivery of the Transaction Documents. Notwithstanding any of the above, the Company may pay to TJC Management Corporation or another Affiliate of JZCC, investment banking fees in accordance with and subject to the terms of the Management Agreement, and directors of the Company, directors fees not to exceed in the aggregate an amount per year equal to $100,000 per year.

         (b) Unless otherwise authorized by a vote of at least [60%] of the whole Board of Directors, whether or not there shall be any vacancies on the Board of Directors, the parties hereto shall cause the Company to conduct its business substantially as that business is conducted on the date hereof and shall not conduct any other business.

         (c) The parties hereto shall cause the Company to conduct its business and affairs in all material respects in compliance with all BKC Regulations.

         Section 2.2 BKC Authorization. Each management stockholder agree and acknowledge that they may be subject to the terms and conditions set forth in the Franchise Agreements and the BKC Regulations and that stop-transfer orders reflecting this restriction may be issued with respect to any shares of Common Stock held by any of them.

         Section 2.3  Endorsement of Certificates.

         (a) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, all Warrants and certificates representing shares of issued and outstanding Common Stock shall be endorsed at all times prior to any Public Distribution as follows:

                           THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE
                  ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED JULY __, 1996, AMONG THE COMPANY AND ITS STOCKHOLDERS, SUBSCRIPTION AGREEMENTS, DATED SEPTEMBER 1, 1994, AMONG THE COMPANY AND CERTAIN INVESTORS THEREIN AND THE TERMS AND CONDITIONS OF FRANCHISE AND OTHER AGREEMENTS WITH BKC. REFERENCE IS MADE TO SUCH AGREEMENTS AND THE RESTRICTIVE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE CORPORATION. COPIES OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY AT THE JORDAN COMPANY, 9 WEST 57TH STREET, NEW YORK, NEW YORK 10019.

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

         (b) Except as otherwise expressly provided in this Agreement, all Warrants and certificates representing shares of Stock hereafter issued to or acquired by any of the Stockholders or their successors hereto (including, without limitation, all certificates representing shares of Common Stock hereafter issued upon conversion of shares of Non-Voting Common Stock) shall bear the legends set forth above, and the Warrants and shares of Stock represented by such certificates shall be subject to the applicable provisions of this Agreement. The obligations of each party hereto shall be binding upon each transferee to whom Securities or Warrants are transferred by any party hereto, whether or not such transfer is permitted under the terms of this Agreement, except for transfers pursuant to a Public Offering. Prior to consummation of any transfer, except for transfers pursuant to a Public Offering, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement. Prompt notice shall be given to the Company and each Stockholder by the transferor of any transfer (whether or not to a Permitted Transferee) of any Securities or Warrants.

         Section 2.4 Improper Transfer. Any attempt to transfer or encumber any shares of Securities or Warrants not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.


                                  ARTICLE III

                              Registration Rights
                              -------------------

         Section 3.1  Demand Registrations.
                      --------------------

         (a) At any time and from time to time that the Initial Public Offering by the Company, holders of a majority of the shares of Stock held by the Jordan Investors (other than MCIT) and Bank of Boston may request in writing that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Securities, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request").

Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such requesting
         Stockholders; and

                  (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within 30 calendar days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

provided, however, that the Company shall not be obligated to file a registration statement relating to any Holder Request under this Section 3.1(a):

                  (x) unless the Company shall have received requests for such registration with respect to at least 15% of the shares of Common Stock then outstanding (including all Warrant Stock) with respect to the first Holder Request, and unless the Company shall have received requests for such registration with respect to 10% of the shares of Common Stock then outstanding with respect to each Holder Request under this Section 3 thereafter;

                  (y) other than a registration statement on Form S-3 or a similar short form registration statement, within a period of 12 months after the effective date of any other registration statement relating to any registration request under this Section 3.1(a) that was not effected on Form S-3 (or any similar short form); or

                  (z) within a nine-month period immediately following the effective date of a registration previously effected by the Company pursuant to this Section 3.1;

provided, further, however, that the Company may postpone for not more than 90 calendar days, on one occasion only with respect to each request for registration made under this Section 3.1(a), the filing or effectiveness of a registration statement under this Section 3.1(a) if the Company and a majority of the Jordan

Investors agree that such registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, that in such event, the holders of Registrable Securities initiating the request for such registration will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under this Section 3.1. In any event, the Company will pay all Registration Expenses in connection with any registration initiated under this
Section 3.1.

         (b)  [INTENTIONALLY OMITTED]

         (c) Notwithstanding the foregoing provisions of Section 3.1 (a) and
(b), the Company shall not be obligated to effect more than one registration pursuant to this Section 3.1 at the request of a majority of the Jordan Investors, in any twelve month period, in each case through a firm commitment underwriting through a nationally recognized underwriter (an "Underwritten Offering").

         (d) If the Company proposes to effect a registration requested pursuant to this Section 3.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), the Company will comply with any request by the Managing Underwriter (as defined in Subsection
(g), below) to effect such registration on another permitted form if such Managing Underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance of such proposed offering.

         (e) A registration requested pursuant to Section 3.1.(a) or (b) will not be deemed to have been effected unless it has become effective; provided, that if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

         (f) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 3.1.

         (g) The Company shall have the right, with the approval of the Jordan Investors to select the investment banker (or investment bankers) that shall manage the offering (collectively, the "Managing Underwriter").

         (h) In connection with any offering pursuant to this Section 3.1, the only shares that may be included in such offering are (i) Registrable Securities, and (ii) shares of authorized but unissued Common Stock that the Company elects to include in such offering ("Company Securities").

         (i) If in connection with any Underwritten Offering pursuant to this
Section 3.1. the Managing Underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such offering should be limited due to market conditions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration, and shares shall be excluded from such offering in the following order until such limitation has been met:

                        (1) Company Securities, if any, shall be excluded until all of the Company Securities shall have been so excluded, and, thereafter,

                        (2)    until the Jordan Investors shall have
                               included in such offering the lesser of (i)
                               25% of the aggregate amount of Securities held by the Jordan Investors as of February 7, 1996 (such amount as adjusted for stock splits, recapitalizations and similar events and reduced by the amount of Securities previously sold by the Jordan Investors pursuant to Section 3.1 or 3.2) and (ii) the total amount of Registrable Securities requested by the Jordan Investors to be included in such offering, the Registrable Securities requested to be included in such offering pursuant to Section 3.1(a) by Persons shall be excluded pro rata, based on the respective number of Registrable Securities as to which registration has been so requested by such Persons, and, thereafter

                        (3) the Registrable Securities requested to be included in such offering pursuant to Section 3.1(a) by Persons other than the Bank of Boston shall be excluded pro rata, based on the respective number of Registrable Securities as to which registration has been so requested by such Persons, and

                        (3) the Registrable Securities requested to be included in such offering the Bank of Boston pursuant to Section 3.1(b)(ii) shall be excluded pro rata, based on the respective number of Registrable Securities as to which registration has been so requested by such Persons.

         (j) If any shares of Common Stock requested to be included in a sale pursuant to this Section 3.1. shall not be outstanding but shall be issuable upon conversion of shares of Non-Voting Common Stock which are outstanding, then the Bank of Boston and the Company shall take all actions necessary in order to convert such shares of Non-Voting Common Stock into shares of Common Stock in order to effect such sale.

         Section 3.2  Piggyback Registrations.

         (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 3.1.), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the Managing Underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold). Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; provided, however, that:

                  (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration

         Expenses in connection therewith), without prejudice, however, to the rights, of the Jordan Investors and the Bank of Boston to request that such registration be effected as a registration under Section 3.1.

                  (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company.

No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect registration upon request under Section 3.1.

         (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans of stock option or other employee benefit plans.

         (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3.2. shall be paid by the Company.

         (d) If a registration pursuant to this Section 3.2. involves an Underwritten Offering and the Managing Underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the number of Registrable Securities requested by holders thereof to be included in such registration that, in the opinion of such Managing Underwriter, can be sold, such amount to be allocated among all such holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities each such holder has requested to be included in such registration.

         (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 3.2, the Company shall have the right to select the Managing Underwriter with respect to the offering; provided, that such Managing Underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such Underwritten Offering.

         (f) If any shares of Common Stock requested to be included in a sale pursuant to this Section 3.2. shall not be outstanding but shall be issuable upon conversion of shares of Non-Voting Common Stock which are outstanding, then the Bank of Boston and the Company shall take all actions necessary in order to convert such shares of Non-Voting Common Stock into shares of Common Stock in order to effect such sale.

         Section 3.3  Registration Procedures.

         (a) If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 3.1 or 3.2, the Company will, as expeditiously as possible:

                  (i) Prepare and, in any event within 90 calendar days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statements to become and remain effective; provided, that in the case of a registration provided for in Section 3.1. or 3.2, before filing a registration statement or prospectus or any amendments or supplements thereof, the Company will furnish to the counsel selected by the Jordan Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and, provided, further, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 3.2 at any time prior to the effective date of the registration statement relating thereto.

                  (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the Jordan Investors not exceeding nine months and to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

                  (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the

         Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

                  (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is then so subject.

                  (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                  (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (viii) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate.

                  (ix) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as (i) the Jordan Investors or (ii) the sellers of a majority of any class of such Registrable Securities (excluding shares being sold by the Jordan Investors) reasonably request.

                  (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as (i) the Jordan Investors or (ii) sellers of a majority of any class of such Registrable Securities (excluding shares being sold by the Jordan Investors) reasonably request in order to effect an underwritten public offering of such Registrable Securities.

         (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(a)(vi).

         (c) If a registration pursuant to Section 3.1 or 3.2 involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the Managing Underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the Managing Underwriter shall designate) after the effective date of such registration.

         (d) If a registration pursuant to Section 3.1 or 3.2 involves an Underwritten Offering, the Company agrees, if so required by the Managing Underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 90 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

         (e) If a registration pursuant to Section 3.1 or 3.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the Managing Underwriter to limit its rights under this Section 3.3.

         (f) It is understood that in any Underwritten Offering in addition to any shares of Common Stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of authorized but unissued shares of Common Stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option securities as agreed or, in the absence of agreement, pursuant to
Section 3.1(h) or 3.2(d), as the case may be. The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

         (g) Notwithstanding anything in this Article VI to the contrary, in lieu of converting any share of Non-Voting Common Stock into Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of such Non-Voting Common Stock may sell such Non-Voting Common Stock to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Non-Voting Common Stock before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement.

Notwithstanding anything in this Article VI to the contrary, in lieu of converting any share of Class D Common Stock into Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of such Class D Common Stock may sell such Class D Common Stock to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Class D Common Stock before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement. Notwithstanding anything in this Article VI to the contrary, in lieu of converting any share of Class C Common Stock into Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of such Class C Common Stock may sell such Class C Common Stock to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Class C Common Stock before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement. The Company agrees to cause such Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

         Section 3.4  Indemnification.

         (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3.1 or 3.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

                  (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or underwriter expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this
Section 3.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling

Person and shall survive the transfer of such securities by such seller.

         (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 3.1 or 3.2, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Company and such sellers pursuant to this Section 3.4 are to be several and not joint; provided, however, that with respect to each claim pursuant to this Section, the Company shall be liable for the full amount of such claim, and each such seller's liability under this Section 3.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

         (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 3.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.4, except to the extent (not including any such notice of an underwriter) that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel for a majority of the sellers of Registrable Securities and one firm of counsel selected by the Jordan Investors, or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similar notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof.

         (d) The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

         Section 3.5 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by
Section 3.4 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 3.4(b) were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 3.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

         Section 3.6 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


                                  ARTICLE IV

                        Transfer of Stock; Termination
                        ------------------------------

         Section 4.1 Restrictions on Transfer. Each Stockholder who is an Owner agrees that such Stockholder will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Articles IV only, a "transfer") any Securities or Warrants, as the case may be, unless the Company receives the consent of BKC.

         Section 4.2 Transfers by an Owner.
                     ---------------------

         (a) If at any time any Owner who is a Stockholder shall desire to transfer Securities or Warrants owned by him or it (such Stockholder desiring to transfer shares of such Stock or

Warrants being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its desire to transfer such Securities or Warrants )a "Notice of Intention"), accompanied by a copy of a proposal relating to such sale (the "Sale Proposal"), to each of BKC and to the Company, setting forth such Selling Stockholder's desire to make such sale, the number and the class of shares of Securities or Warrants proposed to be transferred (the "Offered Securities") and other terms applicable thereto.

         (b) Upon receipt of the Notice of Intention, the Company will use its best efforts to cause BKC to consent to the Transfer Proposal.

         Section 4.3  Certain Terminations.

         (a) The provisions of Article III shall terminate ten years from the date of this Agreement.

         (b) Notwithstanding the foregoing, this Agreement shall in any event terminate with respect to any Stockholder when such Stockholder no longer owns any Securities or Warrants.


                                   ARTICLE V

                                 Miscellaneous
                                 -------------

         Section 5.1  Other Covenants.
                      ---------------

         (a) For so long as any Stockholder holds in the aggregate 5% or more of the Common Stock then outstanding, such Stockholder may upon reasonable prior notice visit and inspect the properties of the Company and each Subsidiary of the Company and examine and copy (at their own expense) their books of record and account, and discuss their affairs, finances and accounts with their officers and their current and prior independent public accountants all at such reasonable times as such Stockholder or Stockholders may desire. All materials and information obtained pursuant to this Section 5.1(a) shall be kept confidential by the Stockholders and shall not be disclosed to any third party (other than to their Affiliates) unless expressly agreed to by the Company or as required pursuant to applicable law, in connection with judicial or arbitral proceedings or upon request of any governmental or regulatory authority.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the Bank of Boston may, at any time and from time to time, exchange any number of shares of Non-Voting Common Stock held by them for an equal number of shares of Common Stock; provided, however, that immediately after giving effect to any such exchange, the aggregate number of shares of Common Stock held by the Bank of Boston shall not exceed 4.99% of the aggregate number of shares of Common Stock then outstanding. Such exchange shall be effected in each case by the delivery by the Bank of Boston of certificates representing such shares, duly endorsed or accompanied by duly executed stock powers, to the Company at its principal office, together with written notice stating the number of such shares to be so exchanged, whereupon the Company shall issue to the Bank of Boston new certificates representing a number of shares of Common Stock equal to the number of shares of Non-Voting Common Stock so exchanged, which shares of Common Stock when so issued shall be duly and validly issued, fully paid and non-assessable. The Company shall at all times reserve a sufficient number of shares of its authorized but unissued Common Stock to permit compliance with the provisions of this Section 5.1(b). Any shares of Non-Voting Common Stock acquired by the Company in exchange for shares of Common Stock pursuant to this Section 5.1(b) shall be cancelled and retired.1

         Section 5.2 Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of this Agreement. The Company may not assign any of its rights hereunder to any Person other than an Affiliate of the Company. If any transferee of any Stockholder shall acquire any Securities or Warrants, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

         Section 5.3  Amendment and Modification; Waiver of
Compliance; Conflicts.

         (a) This Agreement may be amended only by a written instrument duly executed by (i) a Majority of the Jordan Investors, (ii) to the extent required under [Section 10.8] under the Credit Agreement that such proposed amendment would materially adversely affect the rights of the Bank of Boston under this Agreement, the Bank of Boston and (iii) to the extent that such proposed amendment would materially adversely affect the rights of the Management Investors under this Agreement as a

- ----------------

1        Note that the take along has been deleted.

group, the holders of a majority of the shares of Voting Stock owned by the Management Investors. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of the Company to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon, and the Stockholders agree to vote in favor of such amendments.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail.

         Section 5.4 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, as follows:

                  (i) If to the Company or any Jordan Investor, addressed to the Company or to such Jordan Investor c/o The Jordan Company, 9 West 57th Street, New York, New York
         10019, Attention: Richard Caputo; or

                  (ii) If to a Stockholder other than the Jordan Investors, to the address of such Stockholder set forth in the stock records of the Company.

or, in each case, to such other address or telex or telecopy number as such party may designate in writing to each Stockholder and the Company by written notice given in the manner specified herein.

         All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by telex

(answer back received) or telecopy, or five business days after being so mailed.

         Section 5.5 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter. The Company represents to the Stockholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Certificate of Incorporation) to which the Company is a party. Neither the Company nor any Subsidiary of the Company will hereafter enter into any agreement with respect to its equity or debt securities which is inconsistent with the rights granted to the holders of Registrable Securities or any Stockholder under this Agreement without obtaining the prior written consent of the Stockholder or holder of Registrable Securities whose rights would be thereby affected.

         Section 5.6 Injunctive Relief. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that the Company and each Stockholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement.

         Section 5.7 Inspection. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

         Section 5.8 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 5.9 Recapitalizations, Exchanges, Etc., Affecting the Common Stock; New Issuances.

         (a) The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

         (b) In the event that the Company enters into an agreement providing for the merger or consolidation of the Company with another entity or for an exchange of the equity securities of such entities pursuant to which Stockholders of the Company would be entitled to receive equity securities of the surviving or any other corporation, the Company shall cause such agreement to provide that any holder of shares of Non-Voting Common Stock shall be entitled to receive non-voting equity securities of such surviving or other corporation convertible into voting equity securities in the same manner as the Non-Voting Common Stock.

         Section 5.10 Ratification of Prior Acts of Board of Directors of Company; Right to Negotiate. Each of the Stockholders hereby adopts, ratifies and confirms all of the actions heretofore taken by the Board of Directors in all respects, including, without limitation, in respect of the Initial Public Offering and the transactions contemplated thereby. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing Stock from any Stockholder at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and such Stockholder, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or such Stockholder the right to sell, Stock pursuant to the terms of this Agreement.

         Section 5.11 LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT BY A STOCKHOLDER, THE COMPANY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH IT MAY BE ENTITLED AT LAW OR IN EQUITY, THE COMPANY SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF ILLINOIS OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 5.11 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN

ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

         Section 5.12 ARBITRATION. SUBJECT TO THE RIGHT OF THE COMPANY TO PURSUE INJUNCTIVE RELIEF PURSUANT TO SECTION 5.12, ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. ss.ss. 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

         Section 5.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         Section 5.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                       AMERIKING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       THE FIRST NATIONAL BANK OF BOSTON

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       JORDAN INVESTORS:

                                       Jordan/Zalaznick Capital Company


                                       By:
                                          -----------------------------------
                                          Name:
                                          General Partner


                                       Leucadia Investors, Inc.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       John W. Jordan, II Revocable Trust


                                       ---------------------------------
                                       John W. Jordan, II
                                       Trustee


                                       ---------------------------------
                                       David W. Zalaznick


                                       ---------------------------------
                                       Jonathan F. Boucher

                                       ---------------------------------
                                       John R. Lowden


                                       ---------------------------------
                                       Adam E. Max


                                       John M. Camp Profit Sharing Plan


                                       By:
                                          -----------------------------------
                                          John M. Camp
                                          Trustee


                                       ---------------------------------
                                       John M. Camp


                                       ---------------------------------
                                       A. Richard Caputo, Jr.


                                       James E. Jordan, Jr. Profit Sharing Plan and Trust


                                       By:
                                          -----------------------------------
                                          James E. Jordan, Jr.
                                          Trustee


                                       Paul Rodzevik Profit Sharing Plan and
                                       Trust


                                       By:
                                          -----------------------------------
                                          Paul Rodzevik
                                          Trustee



                                       MANAGEMENT STOCKHOLDERS:


                                       ---------------------------------
                                       Lawrence Jaro

                                       ---------------------------------
                                       William Osborn


                                       ---------------------------------
                                       Gary Hubert


                                       ---------------------------------
                                       Joel Aaseby


                                       ---------------------------------
                                       Dan Stahurski


                                       ---------------------------------
                                       Scott Vasatka



                                       JARO INVESTORS:

                                       Tabor Restaurants Associates, Inc.


                                       By:
                                          -----------------------------------
                                          Lawrence Jaro
                                          President


                                       Jaro Enterprises, Inc.


                                       By:
                                          -----------------------------------
                                          Lawrence Jaro
                                          President


                                       Jaro Restaurants Associates, Inc.


                                       By:
                                          -----------------------------------
                                          Lawrence Jaro
                                          President

                                       JB Restaurants, Inc.


                                       By:
                                          -----------------------------------
                                          Lawrence Jaro
                                          President


                                       OSBORN INVESTORS:

                                       Osburger, Inc.


                                       By:
                                          -----------------------------------
                                          William Osborn
                                          President


                                       Castleking, Inc.


                                       By:
                                          -----------------------------------
                                          William Osborn
                                          President


                                       White-Osborn Restaurants, Inc.


                                       By:
                                          -----------------------------------
                                          William Osborn
                                          President

                                   EXHIBIT A
                            By-Laws of the Company

                                   EXHIBIT B
                         Certificate of Incorporation

                                   EXHIBIT C
                      TJC Management Consulting Agreement

                                   EXHIBIT D
                       Management Subscription Agreement

                                   EXHIBIT E
                    Jordan Investors Subscription Agreement

                                   EXHIBIT F
                          The Bank of Boston Warrant

                                   EXHIBIT G
                        Form of Stock Option Agreements

                                   EXHIBIT H
                      Directors Indemnification Agreement

                                   EXHIBIT I
                            Intercompany Agreements

                                   EXHIBIT K
                 Executive and Advisors Subscription Agreement

                         SCHEDULE OF JORDAN INVESTORS
                         ----------------------------


Jordan Zalaznick Capital Company

Leucadia Investors, Inc.

John W. Jordan, II Revocable Trust

David W. Zalaznick

Jonathan F. Boucher

John R. Lowden

Adam E. Max

John M. Camp

A. Richard Caputo

James E. Jordan

Paul Rodzevik

Thomas H. Quinn
JII Partners
Jerry Dunn
Dennis Hogerty

Total

                               TABLE OF CONTENTS
                            (Not Part of Agreement)


                                                                     Page

RECITALS.............................................................  1

                                   ARTICLE I

                              Certain Definitions
                              -------------------

Affiliate............................................................  1
Agreement............................................................  2
Bank of Boston.......................................................  2
Bank of Boston.......................................................  2
BKC..................................................................  2
BKC Regulations......................................................  2
Board of Directors...................................................  2
By-Laws..............................................................  2
Certificate of Incorporation.........................................  3
Closing Date ........................................................  3
Commission ..........................................................  3
Common Stock ........................................................  3
Consolidated Total Capitalization ...................................  3
Exchange Act ........................................................  3
Executive and Advisors Subscription Agreement........................  3
First Offer Price ...................................................  3
FNBB Affiliate.......................................................  3
Franchise Agreements.................................................  3
GAAP ................................................................  3
Indebtedness ........................................................  3
Initial Public Offering .............................................  4
Institutional Lender.................................................  4
Intercompany Agreements .............................................  4
Jaro Investors.......................................................  4
Jaro Proxy Agreement.................................................  4
Jaro Purchase Agreement..............................................  4
JII Partners.........................................................  4
Jordan Investors.....................................................  4
Jordan Investors Subscription Agreement .............................  5
Jordan Party.........................................................  5
JZCC.................................................................  5
Letter Agreement.....................................................  5
Management Agreement ................................................  5
Management Investors ................................................  5
Management Stockholders..............................................  5
Management Subscription Agreement ...................................  5
Managing Underwriter.................................................  5
MCIT ................................................................  5
MCIT Purchase Agreement..............................................  5

                                                                     Page

Non-Voting Common Stock..............................................  5
Notice of Exercise ..................................................  6
Notice of Intention .................................................  6
Offered Shares ......................................................  6
Osborn Investors.....................................................  6
Osborn Proxy Agreement...............................................  6
Owner................................................................  6
Permitted Transferee.................................................  6
Person...............................................................  6
Public Offering......................................................  6
Purchase and Sale Agreement..........................................  6
Registration Expenses ...............................................  6
Registrable Securities ..............................................  7
Requesting Holder ...................................................  8
Revolving Credit and Term Loan Agreement.............................  8
Securities...........................................................  8
Securities Act ......................................................  8
Securities Purchase Agreement........................................  8
Selling Investors ...................................................  8
Selling Stockholder .................................................  8
Stock ...............................................................  8
Stockholder..........................................................  8
Stock Option Agreements..............................................  8
Subsidiary ..........................................................  9
Transaction Documents................................................  9
Underwritten Offering ...............................................  9
Voting Stock ........................................................  9
Voting Stockholder ..................................................  9
Warrant Stock........................................................  9
Warrants.............................................................  9

                                  ARTICLE II

                                  Management
                                  ----------

2.1            Conduct of Business...................................  9
2.2            BKC Authorization..................................... 10
2.3            Endorsement of Certificates........................... 10
2.4            Improper Transfer..................................... 11

                                  ARTICLE III

                              Registration Rights
                              -------------------

3.1            Demand Registrations.................................. 12
3.2            Piggyback Registrations............................... 15
3.3            Registration Procedures............................... 17
3.4            Indemnification....................................... 21
3.5            Contribution.......................................... 24

                                                                         PAGE

3.6      Rule 144........................................................ 25

                                  ARTICLE IV

                        Transfer of Stock; Termination
                        ------------------------------

4.1      Restrictions on Transfer........................................ 26
4.2      Transfers by an Owner........................................... 26
4.3      Certain Terminations............................................ 26

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

5.1      Other Covenants................................................. 26
5.2      Successors and Assigns.......................................... 27
5.3      Amendment and Modification; Waiver of Compliance; Conflicts..... 28
5.4      Notices......................................................... 28
5.5      Entire Agreement................................................ 29
5.6      Injunctive Relief............................................... 29
5.7      Inspection...................................................... 29
5.8      Headings........................................................ 30
5.9      Recapitalizations, Exchanges, Etc., Affecting the Common
            Stock; New Issuances......................................... 30
5.10     Ratification of Prior Acts of Board of Directors of Company;
            Right to Negotiate........................................... 30
5.11     LITIGATION...................................................... 30
5.12     ARBITRATION..................................................... 31
5.13     No Strict Construction.......................................... 31
5.14     Counterparts.................................................... 31
5.15     Obligations Under the MCIT Purchase Agreement................... 32

                            SCHEDULES AND EXHIBITS
                               Jordan Investors
                                   Schedules
                             Stockholder Schedule

Exhibit A          By-Laws of Company
Exhibit B          Certificate of Incorporation of Company
Exhibit C          TJC Management Consulting Agreement
Exhibit D          Management Subscription Agreement
Exhibit E          Jordan Investors Subscription Agreement
Exhibit F          Warrant for First National Bank of Boston
Exhibit G          Stock Option Agreements
Exhibit H          Directors Indemnification Agreement
Exhibit I-1        Intercompany Tax Sharing Agreement
Exhibit I-2        Intercompany Consulting Agreement
Exhibit J-1        Osborn Proxy Agreement
Exhibit J-2        Jaro Proxy Agreement
Exhibit K          Executive and Advisors Subscription Agreement